GUARANTEE


                                                  May 9, 1995


Foothill Capital Corporation
  as agent for itself and
  Congress Financial Corporation
11111 Santa Monica Boulevard
Los Angeles, California 90025-3333

          Re:  Koehring Cranes, Inc. ("Borrower")

Gentlemen:

     Congress Financial Corporation and Foothill Capital Corporation, in its individual capacity (individually and collectively, "Lenders"), Foothill Capital Corporation, as agent for Lenders (in such capacity, "Lenders' Agent"), and Borrower have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated as of May 9, 1995, by and among Borrower, certain subsidiaries of Borrower, Lenders and Lenders, Agent (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

     Due to the close business and financial relationships between Borrower and each and all of the undersigned (individually and collectively, "Guarantors"), in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of Lenders' Agent and Lenders making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, each of Guarantors hereby jointly and severally agrees in favor of each of Lenders' Agent and Lenders as follows:

     1.   Guarantee.

          (a) Each of Guarantors absolutely and unconditionally, jointly and severally, guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the "Guaranteed Obligations"): (i) all obligations, liabilities and indebtedness of any kind, nature and description of Borrower to each of Lenders' Agent, Lenders and/or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Loan Agreement, or any other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case and including loans, interest, fees, charges and expenses related thereto and all other obligations under the Financing Agreements of Borrower or its successors to each of Lenders' Agent and Lenders arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured and (ii) all expenses (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by each of Lenders' Agent and Lenders in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower's obligations, liabilities and indebtedness as aforesaid to each of Lenders' Agent and Lenders' the rights of Lenders' Agent or Lenders in any collateral or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Lenders' Agent or Lenders directly or indirectly arising out of or related to the relationships between Borrower, any of Guarantors or any other Obligor (as hereinafter defined) and Lenders' Agent or Lenders under the Financing Agreements, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or any of Guarantors under the United States Bankruptcy Code or any similar statute.

          (b) This Guarantee is a guaranty of payment and not of collection. Each of Guarantors agrees that Lenders' Agent need not attempt to collect any Guaranteed Obligations from Borrower, any one of Guarantors or any other Obligor or to realize upon any collateral, but, in the event that any of the Guaranteed Obligations shall not be paid in full when the same becomes due and payable whether by maturity, acceleration or otherwise, or at any time thereafter, may require any one of Guarantors to make immediate payment of such Guaranteed Obligations to Lenders' Agent or Lenders. Lenders' Agent and each of Lenders may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by each of Lenders' Agent or Lenders with respect thereto or otherwise chargeable to Borrower or Guarantors) and in such order as Lenders' Agent or Lenders may elect.

          (c) Payment by Guarantors shall be made to Lenders' Agent at the office of Lenders' Agent from time to time on demand as Guaranteed Obligations become due. Guarantors shall make all payments to Lenders' Agent and Lenders on the Guaranteed obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against any of Guarantors either in the same action in which Borrower or any of the other Guarantors or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against any of Guarantors, each of Guarantors agrees not to deduct, set off, or seek any counterclaim for or recoup any amounts which are or may be owed by Lenders' Agent or Lenders to any of Guarantors.

     2.   Waivers and Consents.

          (a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or any of Guarantors are entitled are hereby waived by each of Guarantors. Each of Guarantors also waives notice of and hereby consents to (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lenders' Agent or either of Lenders for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an "Obligor" and collectively, the "Obligors"), including, without limitation, the surrender or release by Lenders' Agent of any one of Guarantors hereunder, (iii) the exercise of, or refraining from the exercise of any rights against Borrower, any of Guarantors or any other obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Lenders' Agent or Lenders of Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Lenders' Agent or Lenders under Section 363 of the United States Bankruptcy Code. Each of Guarantors agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.

          (b) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or any one of Guarantors in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Lenders' Agent or Lenders to perfect or continue perfection of any lien or security interest in any collateral or any delay by Lenders' Agent or Lenders in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, Guarantors shall be liable therefor, even if Borrower's liability for such amounts does not, or ceases to, exist by operation of law.

          (c) Until the Loan Agreement and all other Financing Agreements have been terminated and all Obligations (as defined in the Loan Agreement) have been indefeasibly paid and satisfied in full, each of Guarantors hereby subordinates in favor of Lenders' Agent and Lenders and irrevocably and unconditionally agrees that it shall not assert or enforce (i) statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Lenders' Agent or Lenders by each of Guarantors hereunder and (ii) any and all other benefits which Guarantors might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

     3. Subordination. Payment of all amounts now or hereafter owed to Guarantors by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Lenders' Agent and Lenders of the Guaranteed Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Lenders' Agent and Lenders as security for the Guaranteed Obligations.

     4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantors for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Loan Agreement.

     5. Account Stated. The books and records of Lenders' Agent showing the account between Lenders' Agent and each of Lenders and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie proof of the items therein set forth, and the monthly statements of Lenders' Agent rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Lenders' Agent and Borrower and be binding on Guarantors, absent manifest errors or omissions.

     6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Each of Guarantors shall continue to be liable hereunder until receipt by Lenders' Agent of a written termination notice from a Guarantor sent to Lenders' Agent at its address set forth above by certified mail, return receipt requested and thereafter as set forth below. Such notice received by Lenders' Agent from any one of Guarantors shall not constitute a revocation or termination of this Guarantee as to any of the other Guarantors. Revocation or termination hereof by any of Guarantors shall not affect, in any manner, the rights of Lenders' Agent or each of Lenders or any obligations or duties of any of Guarantors (including the Guarantor which may have sent such notice) under this Guarantee with respect to
(a) Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Lenders' Agent of such written notice of revocation or termination as provided herein, including, without limitation,
(i) all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees and similar charges accruing or due on and after revocation or termination, and (iii) all reasonable attorneys' fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantors or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Lenders' Agent of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Lenders' Agent or Lenders prior to receipt of such notice. The sole effect of such revocation or termination by any of Guarantors shall be to exclude from this Guarantee the liability of such Guarantor for those Guaranteed Obligations arising after the date of receipt by Lenders' Agent of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date. Without limiting the foregoing, this Guarantee may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

     7. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Lenders' Agent or either of Lenders is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Lenders' Agent or Lenders. Each of Guarantors shall be liable to pay to Lenders' Agent or each Lender, and does indemnify and hold Lenders' Agent or Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Lenders' Agent or Lenders in reliance upon such payment or proceeds. This
Section 7 shall survive the termination or revocation of this Guarantee.

     8. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lenders' Agent. Lenders' Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lenders' Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lenders' Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lenders' Agent or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     9. Corporate Existence, Power and Authority. Each of Guarantors is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of any of Guarantors or the rights of Lenders' Agent and Lenders hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Guarantee is within the corporate powers of each of Guarantors, have been duly authorized by all necessary corporate and shareholder action and are not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of each of Guarantors, or any indenture, material agreement or material undertaking to which any of Guarantors is a party or by which any of Guarantors or its property are bound. This Guarantee constitutes the legal, valid and binding obligation of each of Guarantors enforceable in accordance with its terms, subject to the effect on enforceability of (a) any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Any one of Guarantors signing this Guarantee shall be bound hereby whether or not any of the other Guarantors or any other person signs this Guarantee at any time.

     10.  Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

          (a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between any of Guarantors and Lenders' Agent or Lenders, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

          (b) Each of Guarantors hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of any of Guarantors and Lenders' Agent and Lenders in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between any of Guarantors or Borrower and Lenders' Agent or Lenders or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Lenders' Agent and each Lender shall have the right to bring any action or proceeding against any of Guarantors or its property in the courts of any other jurisdiction which Lenders' Agent or such Lender deems necessary or appropriate in order to realize on collateral at any time granted by Borrower or any of Guarantors to Lenders' Agent and Lenders or to otherwise enforce its rights against any of Guarantors or its property).

          (c) Each of Guarantors hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail, return receipt requested, directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the option of Lenders' Agent, by service upon any of Guarantors in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, any of Guarantors so served shall appear in answer to such process, failing which such Guarantors shall be deemed in default and judgment may be entered against Guarantors for the amount of the claim and other relief requested.

          (d) EACH OF GUARANTORS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF GUARANTORS AND LENDERS' AGENT OR EITHER OF LENDERS IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF GUARANTORS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF GUARANTORS OR LENDERS' AGENT OR EITHER OF LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS AND LENDERS' AGENT AND SUCH LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Neither Lenders' Agent nor either of Lenders shall have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and nonappealable judgment or court order binding on each of Lenders and Lenders' Agent that the losses were the result of acts or omissions constituting gross negligence, willful misconduct or bad faith. In any such litigation, each of Lenders' Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

     11. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lenders' Agent at its address set forth above and to each of Guarantors at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     13. Entire Agreement. This Guarantee represents the entire agreement and understaffing of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     14. Successors and Assigns. This Guarantee shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of each of Lenders and Lenders' Agent and their respective successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of any of Guarantors shall not terminate this Guarantee as to such entity or as to any of the other Guarantors.

     15. Construction. All references to the term "Guarantors" wherever used herein shall mean each and all of Guarantors and their respective successors and assigns, individually and collectively, jointly and severally (including, without limitation, any receiver, trustee or custodian for any of Guarantors or any of their respective assets or any of Guarantors in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Lenders" and "Lenders' Agent" wherever used herein shall mean each of Lenders, Lenders' Agent and their respective successors and assigns and all references to the term "Borrower" wherever used herein shall mean Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Person" or "person" wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality of political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

     IN WITNESS WHEREOF, each of Guarantors has executed and delivered this Guarantee as of the day and year first above written.

ATTEST:   Ronald M. DeFeo          TEREX CORPORATION

                                   By:   Marvin B. Rosenberg

                                   Title:    Secretary

                                   Chief Executive Office

                                   500 Post Road East
                                   Westport, Connecticut 06880


ATTEST:   Ronald M. DeFeo          CLARK MATERIAL HANDLING
                                   COMPANY

                                   By:  Marvin B. Rosenberg

                                   Title:    Secretary

                                   Chief Executive Office

                                   333 West Vine Street
                                   Suite 1700
                                   Lexington, Kentucky 40507



ATTEST:   Ronald M. DeFeo          PPM CRANES, INC.

                                   By:  Marvin B. Rosenberg

                                   Title:    Secretary

                                   Chief Executive Office

                                   Hwy 501 East
                                   Atlantic Center for Business
                                     and Industry
                                   P.O. Box 26002
                                   Conway, South Carolina  29526


ATTEST:   Ronald M. DeFeo          CMH ACQUISITION CORP.

                                   By:  Marvin B. Rosenberg

                                   Title:    Secretary

                                   Chief Executive Office

                                   c/o Terex Corporation
                                   500 Post Road East
                                   Westport, Connecticut  06880


ATTEST:   Ronald M. DeFeo          LEGRIS INDUSTRIES, INC.

                                   By:  Marvin B. Rosenberg

                                   Title:    Secretary

                                   Chief Executive Office

                                   Hwy 501 East
                                   Atlantic Center for Business
                                     and Industry
                                   P.O. Box 26002
                                   Conway, South Carolina  29526




STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )


     On this ninth day of May, 1995, before me personally came Marvin B. Rosenberg, to me known, who stated that he is the Secretary of TEREX CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             Susan Chun
                                             Notary Public


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ninth day of May, 1995, before me personally came Marvin B. Rosenberg, to me known, who stated that he is the Secretary of CLARK MATERIAL HANDLING COMPANY, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             Susan Chun
                                             Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ninth day of May, 1995, before me personally came Marvin B. Rosenberg to me known, who stated that he is the Secretary of PPM CRANES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             Susan Chun
                                             Notary Public



STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ninth day of May, 1995, before me personally came Marvin B. Rosenberg, to me known, who stated that he is the Secretary of CMH ACQUISITION CORP., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             Susan Chun
                                             Notary Public


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ninth day of May, 1995, before me personally came Marvin B. Rosenberg, to me known, who stated that he is the Secretary of LEGRIS INDUSTRIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             Susan Chun
                                             Notary Public